                                                 Exhibit 21
Subsidiaries of the Registrant

Name	Jurisdiction of Incorporation/Organization	Holder of Outstanding Equity Interests

Renasant Bank	Mississippi	Renasant Corporation
Park Place Capital Corporation	Tennessee	Renasant Corporation
HF Air, LLC	Mississippi	Renasant Corporation
Primeco, Inc.	Delaware	Renasant Bank
Renasant Leasing Corp. II	Tennessee	Renasant Bank
Renasant Investment Corp.	Delaware	Renasant Leasing Corp. II
Renasant Capital Corp. II	Maryland	Renasant Investment Corp.
Renasant Capital Funding Corp.	Georgia	Renasant Investment Corp.
Park Place Capital Securities Corporation	Delaware	Park Place Capital Corporation
Renasant Securities Corp.	Mississippi	Renasant Bank
Continental Republic Capital, LLC	Louisiana	Renasant Bank
PHC Statutory Trust I	Connecticut	Renasant Corporation (1)
PHC Statutory Trust II	Delaware	Renasant Corporation (1)
Capital Bancorp Capital Trust I	Delaware	Renasant Corporation (1)
First M&F Statutory Trust I	Delaware	Renasant Corporation (1)
Brand Group Holdings Statutory Trust I	Delaware	Renasant Corporation (1)
Brand Group Holdings Statutory Trust II	Delaware	Renasant Corporation (1)
Brand Group Holdings Statutory Trust III	Delaware	Renasant Corporation (1)
Brand Group Holdings Statutory Trust IV	Delaware	Renasant Corporation (1)
The First Bancshares Statutory Trust II	Delaware	Renasant Corporation (1)
The First Bancshares Statutory Trust III	Delaware	Renasant Corporation (1)
FMB Capital Trust I	Delaware	Renasant Corporation (1)
Liberty Shares Statutory Trust II	Connecticut	Renasant Corporation (1)
(1) Renasant Corporation is the holder of the Trusts’ common securities.